Exhibit 10.6.2

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITY AS PERMITTED BY THE SECURITIES PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ISSUED.

Original Issue Date: November 4, 2004

                                                                   $____________

                          10% SENIOR SECURED DEBENTURE

         THIS 10% SECURED DEBENTURE is one of a series of duly authorized and issued 10% Senior Secured Debentures of Innovative Drug Delivery Systems, Inc. a Delaware corporation, having a principal place of business at 130 West 42nd Street, 12th Floor, New York, NY 10036 (the "Company"), designated as its 10% Secured Debenture (the "Debentures") for an aggregate principal amount equal to $1,000,000.

         FOR VALUE RECEIVED, the Company promises to pay to ______________ or its registered assigns (the "Holder"), the principal sum of $_____________ on the earlier of (a) November 4, 2005 and (b) the Public Offering Date (the "Maturity Date"), and to pay interest to the Holder on the then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

         Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

                  "Bankruptcy Event" means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing; or (h) an application for the appointment of a receiver or liquidator for the Company or any of its material assets.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) a replacement at one time or within a one year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock, par value $0.001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Debenture Register" shall have the meaning set forth in
         Section 2(b).

                  "Event of Default" shall have the meaning set forth in
         Section 6.2

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fundamental Transaction" shall mean (A) the Company effects any merger or consolidation of the Company with or into another Person,
         (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

                  "Late Fees" shall have the meaning set forth in the second paragraph to this Debenture.

                  "New York Courts" shall have the meaning set forth in Section 6(e).

                  "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Public Offering Date" the date that the Company registers the Common Stock pursuant to Section 12 under the Exchange Act, merges into a corporation already registered pursuant to Section 12 or becomes public under the Exchange Act in any other manner.

                  "Purchase Agreement" means the Securities Purchase Agreement, dated as of November 4, 2004, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Subsidiary" shall have the meaning given to such term in the Purchase Agreement.

                  "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

         Section 2.   Interest.
         ---------    --------

              a) Payment of Interest in Cash. The Company shall pay interest, in cash, to the Holder on the then outstanding principal amount of this Debenture at the rate of 10% per annum, payable monthly, in arrears, on the last day of each month for the period beginning on the Initial Issuance Date and ending on the Maturity Date or such earlier or later time when this Debenture is paid or prepaid in full (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an "Interest Payment Date").

              b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register").

              c) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fee") which will accrue daily, from the date such interest is due hereunder through and including the date of payment.

              d) Prepayment. The Company may prepay all or any portion of the principal amount of this Debenture without the prior written consent of the Holder at any time without any prepayment premium or discount.

         Section 3.   Registration of Transfers and Exchanges.
         ---------    ---------------------------------------

              a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

              b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.'

              c) Reliance on Debenture Register. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         Section 4. Negative Covenants. So long as any portion of this Debenture is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

              a) Indebtedness. Other than equipment leases of up to $25,000 in the aggregate for any 12 month period, enter into, create, incur, assume or suffer to exist any indebtedness or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, or pari passu with, in any respect, the Company's obligations under the Debentures without the prior consent of the Holder, which consent may be withheld in the sole discretion of the Holder;

              b) Repayment of Indebtedness. Repay any principal due and owing on any promissory notes, debentures, or other forms of indebtedness, other than (i) periodic interest payments due and owing thereunder and (ii) repayment due of any principal amount due or becoming due under this Debenture; provided, nothing contained in this section shall prohibit the Company from making any payments with respect to trade payables made in the ordinary course of the Company's business;

              c) Repayment of Shares. Repay, repurchase or offer to repay, repurchase or otherwise acquire more than any shares of its Common Stock or other equity securities or as otherwise permitted by the Transaction Documents; or

              d) Bylaws. Amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder in its capacity as a holder of the Debentures;

              e) Loans and Investments. Lend or advance money, credit or property to any person or entity, or invest in (by capital contribution or otherwise), or purchase or repurchase the stock or indebtedness or assets or properties of any person or entity, or agree to do any of the foregoing, other than in the ordinary course of business, without the prior written consent of the Holder.

              f) Guarantees. Assume, endorse or otherwise become or remain liable in connection with the obligations (including accounts payable) of any other person or entity, other than in the ordinary course of business.

              g) Sale of Assets, Dissolution, Etc. Transfer, sell, assign, lease or otherwise dispose of any of its properties or assets, or any assets or properties necessary or desirable for the proper conduct of its business, or transfer, sell, assign or otherwise dispose of any of its accounts, or contract rights to any person or entity, or change the nature of its business, wind-up, liquidate or dissolve, or agree to any of the foregoing, other than in the ordinary course of business, without the prior written consent of the Holder.

              h) Acquisition of Assets. Permit the purchase, acquisition or lease of assets of any person or entity, other than in the ordinary course of business, without the prior written consent of Holder.

              i) Compensation. The Company must not increase the compensation of any of its officers or consultants making more than $100,000 per year, hire any relative of any officer, director or shareholder of the Company, or pay a bonus to any such person.

              j) Subsidiaries. Establish or form a partially or wholly owned Subsidiary.

              k) No Further Issuance of Securities. Other than as contemplated in the currently proposed private placement memorandum, or as otherwise contemplated herein or in the Transaction Documents, the Company hereby expressly agrees not to create, issue or permit the issuance of any additional securities of the Company or of any of its Subsidiaries, if any, or any rights, options or warrants to acquire any such securities, without the prior written consent of the Holder. The Company shall provide the Holder with a true and correct copy of the final private placement memorandum prior to its dissemination.

              l) No Dividends; No Redemption. Declare any dividend, pay or set aside for payment any dividend or other distribution, in cash, stock, or other property, or make any payment to any related parties, including to any preferred stockholders, as a dividend, redemption, or otherwise, other than the payment of salaries in the ordinary course of business.

              m) Agreement. Enter into any agreement with respect to the foregoing of this Section 4.

         Section 5. Affirmative Covenants. So long as any portion of this Debenture is outstanding and unless the Holder otherwise consents in writing, the Company will:

              a) Taxes and Liens. Promptly pay, or cause to be paid, all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon the income or profits of the Company, or upon any property, real, personal or mixed, belonging to the Company, or upon any part thereof, and also any lawful claims for labor, material and supplies which if unpaid, might become a lien or charge against any such property; provided, however, the Company shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings; but, provided further that any such tax, assessment, charge, levy or claim shall be paid or bonded in a manner satisfactory to the Holder upon the commencement of proceedings to foreclose any lien securing the same.

              b) Business and Existence. Do or cause to be done all things necessary to preserve and to keep in full force and effect any licenses necessary to the business of the Company, its corporate existence and rights of its franchises, trade names, trademarks, and permits which are reasonably necessary for the continuance of its business; and continue to engage principally in the business currently operated by the Company.

              c) Insurance and Properties. Keep its business and properties insured at all times with responsible insurance companies and carry such types and amounts of insurance as are required by all federal, state and local governments in the areas which the Company does business and as are usually carried by entities engaged in the same or similar business similarly situated. In addition, the Company shall maintain in full force and effect policies of liability insurance in amounts at least equal to that currently in effect.

              d) Maintain Property and Assets. Maintain its property and assets in good order and repair and, from time to time, make all needed and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management, and maintain annually adequate reserves for maintenance thereof.

              e) True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set aside on its books such reserves as may be required by GAAP, consistently applied, with respect to all taxes, assessments, charges, levies and claims referred to in (a) above, and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

              f) Right of Inspection. Permit any person designated by the Holder, at the Holder's expense, to visit and inspect any of the properties, books and financial reports of the Company, all at such reasonable times upon three (3) Business Days prior notice to Company, and as often as the Holder may reasonably request, provided the Holder does not unreasonably interfere with the daily operations of the Company and Holder executes a confidentiality agreement.

              g) Observance of Laws. Conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business except those that would not cause a Material Adverse Effect, as determined in the reasonable discretion of the Holder.

              h) Company's Knowledge of Default. Upon an officer or director of the Company obtaining knowledge of, or threat of, an Event of Default hereunder, cause such officer to promptly, within no more than five (5) Business Days, deliver to the Holder notice thereof specifying the nature thereof, the period of existence thereof, and what action the Company has taken and/or proposes to take with respect thereto.

              i) Notice of Proceedings. Upon an officer or director of the Company obtaining knowledge of any material litigation, dispute or proceedings being instituted or threatened against the Company, or any attachment, levy, execution or other process being instituted against any assets of the Company, cause such officer to promptly, within no more than five (5) Business Days, give the Holder written notice of such litigation, dispute, proceeding, levy, execution or other process.

              j) Financial Covenants. Commencing on the six month anniversary of the date of this Debenture and continuing for so long as any portion of this Debenture remains outstanding, the Company must maintain the following ratios:

                 (i) Cash Interest Coverage. A Consolidated EBITDA ratio, based on any of the Company's quarterly financial statements (as determined on the last day of each fiscal quarter for the immediately preceding quarter), of 2.0 or greater. The Consolidated EBITDA ratio is defined as Consolidated EBITDA divided by interest expense (Consolidated EBITDA / interest expense).

                 (ii) Cash Flow Coverage Ratio. The ratio of (a) the Company's cash flow to (b) the sum of (i) the Company's consolidated interest expense plus (ii) the Company's scheduled payments of principal (including the principal component of capital leases) to be paid during the 12 months following any date of determination shall at all times exceed 1.5 to 1.0. Compliance with the ratio will be tested as of the last day of each month, with cash flow and interest expense being calculated for the twelve months then ended.

                 (iii) Current Ratio. The Company will at all times maintain a current ratio of not less than 1.5 to 1.0 (the "Current Ratio"). The Current Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of the Company.

                 (iv) Actual versus Budget. The Company shall on a quarterly basis achieve 75 percent of its budgeted revenue and income. The budget numbers shall be those delivered to the Holder contemporaneously herewith and then on an annual calendar basis.

                 (v) Net Worth. The Company shall, at all times following December 31, 2004, maintain a positive net worth.

              k) Certificate of Covenant Compliance. Within 30 days of the last day of each March, June, September and December, the Company will issue a Certificate of Covenant Compliance, executed by either the Chief Executive Officer or Chief Financial Officer in the form of Exhibit X attached hereto. If the Company is not in compliance with the covenants specified in this Section 5, the Company will modify the Certificate of Covenant Compliance by stating the exception and providing a detailed explanation of the non-compliance.

         Section 6.   Events of Default.
         ---------    -----------------

              a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                 (i) any default in the payment of (A) the principal amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

                 (ii) the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture or any of the other Transaction Documents which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Business Days after notice of such default sent by the Holder or by any other Holder and (B)10 Business Days after the Company shall become or should have become aware of such failure;

                 (iii) a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents other than the Debentures, or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is bound and not cured;

                 (iv) any representation or warranty made herein, in any other Transaction Documents, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

                 (v) there shall have occurred a Bankruptcy Event;

                 (vi) the Company or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $150,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

                 (vii) the Company shall be a party to any Change of Control Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase any its outstanding shares of Common Stock or Common Stock Equivalents;

                 (viii) the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In of the Warrant within 5 Business Days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event of Default within 5 Business Days of the date due;

                 (ix) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon exercise of the Warrants in full and not remedied as permitted in the Transaction Documents;

                 (x) the Company shall redeem any of the Common Stock
         Equivalents;

                 (xi) upon the reasonable determination by the Holder that there has been a Material Adverse Effect; or

                 (xii) the occurrence of an Activity Event of Default (as defined in Section 5.1(f)(ii) of the Purchase Agreement).

              b) Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. All Debentures for which the full principal amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         Section 7.   Miscellaneous.
         ---------    -------------

              a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number 212.554.4554, ATTN: DR. FRED MERMELSTEIN or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

              b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

              c) Security Interest. This Debenture is a direct debt obligation of the Company and, pursuant to the Security Documents, is secured by a first priority security interest in all of the assets of the Company and certain other collateral for the benefit of the Holders.

              d) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

              e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and, prosecution of such action or proceeding.

              f) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

              g) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

              h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

              i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

              j) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Documents. Notwithstanding any provision to the contrary contained in any Transaction Documents, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the Maximum Rate, and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date of such increase or decrease forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness, if any, evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election in the event any principal amount remains outstanding.

                              *********************

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                      INNOVATIVE DRUG DELIVERY SYSTEMS, INC.


                                      By:___________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT X
                                                                       ---------


         I, the undersigned hereby represent that Innovative Drug Delivery Systems, Inc. is in compliance with all of its covenants specified in Sections 4 and 5 of that certain Debenture originally dated as of November 4, 2004, executed by Innovative Drug Delivery Systems, Inc., with its principal place of business at 130 West 42nd Street, 12th Floor, New York, NY 10036, in favor of ______________, with its principal place of business at ______________________


                                       INNOVATIVE DRUG DELIVERY SYSTEMS, INC.


                                       By:___________________________________
                                          Name:
                                          Title: